Exhibit 99.2

SOVRAN SELF STORAGE, INC.

SOVRAN ACQUISITION LIMITED PARTNERSHIP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 18, 2016, Sovran Self Storage, Inc. (the “Company”), through its operating limited partnership, Sovran Acquisition Limited Partnership (the “Operating Partnership”, and together with the Company, collectively “Sovran”), entered into a definitive merger agreement to acquire LifeStorage, LP (“LifeStorage”) for total cash consideration of approximately $1.3 billion. Sovran plans to finance the acquisition by issuing new common shares and additional fixed-rate term loans.

The acquisition of LifeStorage will be a significant acquisition under Rule 3-05 of Regulation S-X. LifeStorage’s audited financials for the year ended December 31, 2015 and unaudited interim financial information for the three month periods ended March 31, 2016 and 2015 are included in a Form 8-K filed by the Company on June 13, 2016.

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and LifeStorage’s historical consolidated financial statements as adjusted to give effect to the Sovran’s acquisition of LifeStorage and the related financing transactions. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2016 and the 12 months ended December 31, 2015 give effect to these transactions as if they had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of March 31, 2016 gives effect to these transactions as if they had occurred on March 31, 2016.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, the Operating Partnership’s historical financial statements included in a Form 8-K filed by the Company on June 13, 2016 and LifeStorage, LP’s historical information included in a Form 8-K filed by the Company on June 13, 2016.

Sovran Self Storage, Inc.

Sovran Acquisition Limited Partnership

Unaudited Pro Forma Condensed Combined

Balance Sheet as of March 31, 2016

(Dollars in thousands)	Sovran historical	Life Storage historical	Pro forma adjustments		Pro forma
Assets
Real estate assets, net	$2,353,127	$628,076	$656,770	(a)	$3,637,973
Cash and cash equivalents	6,373	62,623	(40,791	)(b)	28,205
Accounts receivable	4,203	1,355	(216	)(c)	5,342
Receivable from joint venture	659	—	—		659
Investment in joint venture	64,985	—	—		64,985
Prepaid expenses	7,236	—	—		7,236
Other assets	12,900	17,680	645	(a)(c)	31,225

Total Assets	$2,449,483	$709,734	$616,408		$3,775,625

Liabilities
Line of credit	$141,000	$91,303	$(91,303	)(d)(e)(h)	$141,000
Term notes, net of financing fees	746,831	53,815	611,542	(e)(h)	1,412,188
Accounts payable, accrued liabilities and deferred revenue	46,203	38,311	(26,408	)(c)	58,106
Fair value of interest rate swap agreements	26,846	—	—		26,846
Mortgages payable	1,959	320,463	(320,463	)(f)(e)(h)	1,959

Total Liabilities	962,839	503,892	173,368		1,640,099
Noncontrolling redeemable Units/limited partners’ redeemable capital interest	24,213	68,675	(68,675	)(g)	24,213
Equity
Total Shareholders’/Partners’ Equity	1,462,003	137,167	511,715	(h)	2,110,885
Noncontrolling interest in consolidated subsidiary	428	—	—		428

Total Equity	1,462,431	137,167	511,715		2,111,313

Total Liabilities and Shareholders’/Partners’ Equity	$2,449,483	$709,734	$616,408		$3,775,625

Sovran Self Storage, Inc.

Sovran Acquisition Limited Partnership

Unaudited Pro Forma Condensed Combined

Statement of Operations for the Three Months Ended March 31, 2016

(Dollars in thousands, except per share/unit data)	Sovran historical	Life Storage historical	Pro forma adjustments		Pro forma
Revenues
Rental income	$91,541	$19,806	$(1,725	)(i)(j)	$109,622
Other operating income	7,583	133	1,303	(j)	9,019

Total operating revenues	99,124	19,939	(422)		118,641
Expenses
Property operations and maintenance	22,861	7,130	(2,477	)(k)	27,514
Real estate taxes	10,547	—	2,477	(k)	13,024
General and administrative	10,464	4,266	(422	)(i)	14,308
Acquisition related costs	2,384	442	—		2,826
Depreciation and amortization	16,425	6,857	1,081	(l)	24,363

Total operating expenses	62,681	18,695	659		82,035
Income from operations	36,443	1,244	(1,081)		36,606
Other income (expense)
Interest expense	(9,134)	(4,231)	(2,895	)(m)	(16,260)
Interest income	6	—	—		6
Equity in income of joint ventures	915	—	—		915
Other income (expense)	—	738	—		738

Net income (loss)	28,230	(2,249)	(3,976)		22,005
Noncontrolling interests in the Operating Partnership	(130)	—	29	(q)	(101)
Noncontrolling interests in consolidated subsidiaries	239	—	—		239

Net income (loss) attributable to common shareholders/unitholders	$28,339	$(2,249)	$(3,947)		$22,143

Earnings per common share/unit attributable to common shareholders/unitholders—Basic	$0.74				$0.49

Weighted average shares/units outstanding—Basic	38,410,817		6,900,000	(n)	45,310,817

Earnings per common share/unit attributable to common shareholders/unitholders—Diluted	$0.73				$0.49

Weighted average shares/units outstanding—Diluted	38,663,138		6,900,000	(n)	45,463,138

Sovran Self Storage, Inc.

Sovran Acquisition Limited Partnership

Unaudited Pro Forma Condensed Combined

Statement of Operations for the Year Ended December 31, 2015

(Dollars in thousands, except per share/unit data)	Sovran historical	Life Storage historical	Pro forma adjustments		Pro forma
Revenues
Rental income	$338,435	$65,143	$(5,817	)(i)(j)	$397,761
Other operating income	28,167	564	4,292	(j)	33,023

Total operating revenues	366,602	65,707	(1,525)		430,784

Expenses
Property operations and maintenance	81,915	22,641	(7,470	)(k)	97,086
Real estate taxes	36,563	—	7,470	(k)	44,033
General and administrative	38,659	16,497	(1,525	)(i)	53,631
Acquisition related costs	2,991	4,169	—		7,160
Operating leases of storage facilities	683	—	—		683
Depreciation and amortization	58,506	23,930	7,822	(o)	90,258

Total operating expenses	219,317	67,237	6,297		292,851

Income from operations	147,285	(1,530)	(7,822)		137,933
Other income (expense)
Interest expense	(37,124)	(13,350)	(15,152	)(p)	(65,626)
Interest income	5	1	—		6
Loss on sale of real estate	(494)	—	—		(494)
Equity in income of joint ventures	3,405	—	—		3,405
Other income (expense)	—	2,284	—		2,284

Net income (loss)	113,077	(12,595)	(22,974)		77,508
Noncontrolling interests in the Operating Partnership	(553)	—	174	(q)	(379)
Noncontrolling interests in consolidated subsidiaries	—	—	—		—

Net income (loss) attributable to common shareholders/unitholders	$112,524	$(12,595)	$(22,800)		$77,129

Earnings per common share/unit attributable to common shareholders/unitholders — Basic	$3.18				$1.82

Weighted average shares/units outstanding — Basic	35,379,212		6,900,000	(n)	42,279,212

Earnings per common share/unit attributable to common shareholders/unitholders — Diluted	$3.16				$1.81

Weighted average shares/units outstanding — Diluted	35,600,520		6,900,000	(n)	42,500,520

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, Sovran will estimate the fair value of LifeStorage’s assets acquired and liabilities assumed and conform the accounting policies of LifeStorage to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of LifeStorage, LP as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

2. Financing Transactions

Sovran anticipates completing the acquisition of LifeStorage for approximately $1.3 billion in cash. Sovran plans to finance the purchase by issuing approximately 6,900,000 common shares for net proceeds of $665.3 million and incurring new debt of approximately $665.4 million, net of $11.0 million in debt issuance costs, in a 4.05% fixed rate term loan. Sovran plans to use the offering proceeds and the new debt proceeds to extinguish LifeStorage’s existing debt of approximately $467.8 million at the closing of the transaction.

3. Preliminary Purchase Price Allocation

Sovran has performed a preliminary valuation analysis of the fair market value of LifeStorage’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price (in thousands):

Cash paid by Sovran to LifeStorage	$866,167
Cash paid for debt (excludes defeasance and prepayment penalties)	467,786

$1,333,953

Real estate assets acquired:
Land	$339,391
Building and improvements	945,455

1,284,846
Cash	46,436
Accounts receivable	1,139
Other assets	5,319
Other intangibles	8,116
Accounts payable and accrued expenses	(10,323)
Other liabilities	(1,580)

$1,333,953

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined when Sovran has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of real estate assets, (2) changes in allocations to intangible assets and (3) other changes to assets and liabilities.

4. Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information (tabular amounts in thousands):

(a)	Reflects the adjustments to increase the basis in the acquired real estate assets (including land and building and improvements) to its preliminary fair value of $1,284.8 million as shown in Note 3.

(b)	Reflects the net cash to be paid by Sovran related to the transaction, as follows:

Payment of defeasance fees related to defeasance of debt	$14,039
Payment of advisory fees related to the transaction	6,500
Payment of fees related to transaction bridge financing	7,238
Payment of additional transaction costs	6,878
Payment for severance	3,000

37,655
Adjustment to reflect the estimated cash and cash equivalents as of merger date	3,136

Total	$40,791

(c)	Reflects the adjustments to record other assets, other intangibles, accounts payable, accrued expenses and deferred revenue at their estimated fair values based on preliminary purchase price allocations as shown in Note 3.

(d)	Reflects cash to be paid to repay the amounts outstanding on the acquisition credit facility of LifeStorage of $91.3 million.

(e)	Reflects cash to be paid to repay the amounts outstanding on the term notes of LifeStorage of $53.8 million. Also reflects the additional term debt to be borrowed by Sovran of $665.4 million (net of $11.0 million in debt issuance costs) to finance the transaction.

Issuance of new term debt, net of debt issuance costs of $11.0 million	$665,357
Decrease for extinguishment of existing LifeStorage debt	(53,815)

Pro forma adjustment to debt	$611,542

(f)	Reflects cash to be paid to repay the outstanding mortgage notes payable of LifeStorage of $320.5 million.

(g)	Reflects the elimination of the historical redeemable units and equity of LifeStorage of $68.7 million.

(h)	Reflects the elimination of the historical equity of LifeStorage, the issuance of common shares to finance the acquisition and the effect of certain costs associated with the transaction as follows:

Net equity proceeds from the issuance of 6,900,000 common shares/units	$665,260
Less: historical LifeStorage equity	(137,167)
Advisory fees related to the transaction	(6,500)
Additional transaction costs	(6,878)
One time severance payments	(3,000)

$511,715

(i)	Reclassifies $0.4 million and $1.5 million of bad debt expense from general and administrative expenses to rental income for the three months ended March 31, 2016 and the year ended December 31, 2015, respectively. Sovran’s accounting policy is to record bad debt expense as a reduction to rental income.

(j)	Reclassifies $1.3 million and $4.3 million of other income from rental income to other operating income for the three months ended March 31, 2016 and the year ended December 31, 2015 respectively. The reclassification relates to certain revenue items that Sovran accounts for as other operating income.

(k)	Reclassifies $2.5 million and $7.5 million of real estate taxes from property operations and maintenance to real estate taxes for the three months ended March 31, 2016 and the year ended December 31, 2015 respectively. Sovran classifies real estate taxes as a separate component on the statement of operations.

(l)	Reflects the adjustment to depreciation and amortization expense for the period January 1, 2016 to March 31, 2016. Adjustments to depreciation and amortization expense are summarized as follows:

	New basis	Depreciation/ Amortization Period	Estimated Annual Depreciation/ Amortization
Land	$339,391	NA	$—
Buildings and Improvements	945,455	40.0	23,636
Other intangibles	8,116	1.0	8,116

	$1,292,962		31,752

Estimated depreciation for the three months ended March 31, 2016			7,938
Less : Elimination of LifeStorage historical depreciation/amortization			(6,857)

Total Adjustment to Depreciation/Amortization			$1,081

(m)	Reflects the following adjustments to interest expense:

New Sovran debt	$676,426
Interest rate	4.05%
Estimated annual interest	27,395
Estimated new interest for three months ended March 31, 2016	6,849
Amortization of deferred financing costs	277

7,126
Elimination of LifeStorage historical through March 31, 2016	(4,231)

Total Adjustment to interest expense	$2,895

(n)	Reflects the increase in the weighted average shares/units in connection with the expected issuance of 6,900,000 common shares to finance the acquisition.

(o)	Reflects the adjustment to depreciation and amortization expense for the period January 1, 2015 to December 31, 2015. Adjustments to depreciation and amortization expense are summarized as follows:

	New basis	Depreciation/ Amortization Period	Estimated Annual Depreciation/ Amortization
Land	$339,391	NA	$—
Buildings and Improvements	945,455	40.0	23,636
Other intangibles	8,116	1.0	8,116

	$1,292,962		31,752

Less : Elimination of LifeStorage historical depreciation/amortization			(23,930)

Total Adjustment to Depreciation/Amortization			$7,822

(p)	Reflects the following adjustments to interest expense:

New Sovran debt	$676,426
Interest rate	4.05%
Estimated annual interest	27,395
Estimated new interest for twelve months ended December 31, 2015	27,395
Amortization of deferred financing costs	1,107

28,502
Elimination of LifeStorage historical through December 31, 2015	(13,350)

Total Adjustment to interest expense	$15,152

(q)	Reflects the impact of the pro forma adjustments on Noncontrolling interest in the Operating Partnership. The amounts were determined based on the total net income impact from the pro forma adjustments multiplied by the weighted average non controlling ownership interest of 0.5% for the three months ended March 31, 2016 and year ended December 31, 2015.